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Exhibit 5.2

September 28, 2016

Brookfield Asset Management Inc.
Brookfield Finance Inc.
Brookfield Place
181 Bay Street, Suite 300
P.O. Box 762
Toronto, Ontario M5J 2T3
Canada

Ladies and Gentlemen:

RE: REGISTRATION STATEMENT ON FORM F-10

        We hereby consent to the references to our firm name in the prospectus filed as part of this registration statement on Form F-10 of Brookfield Asset Management Inc. and Brookfield Finance Inc. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act of 1933 or the rules and regulations promulgated thereunder.

Sincerely,

/s/ Torys LLP

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  Exhibit 5.2